Exhibit 99.1

Endeavor IP Adopts Stockholder Rights Agreement

NEW YORK, September 9, 2015 - Endeavor IP Inc. (OTCQB:ENIP) (“Endeavor” or the “Company”) today announced that its Board of Directors has approved the adoption of a stockholder rights agreement. The stockholder rights agreement is designed to deter coercive, unfair, or inadequate takeovers and other abusive tactics that might be used in an attempt to gain control of Endeavor without paying all stockholders a fair price for their shares. The stockholder rights agreement is designed to deter coercive takeover tactics and to encourage anyone attempting to acquire Endeavor to first negotiate with the Board of Directors.

Under the terms of the stockholder rights agreement, the rights agent will distribute to the Endeavor’s stockholders a non-taxable dividend distribution of one preferred stock purchase right for each share of Endeavor’s Common Stock held as of the close of business on September 3, 2015. Each right is attached to and trades with the associated share of Common Stock. The rights will become exercisable only if one of the following occurs: (1) a person becomes an “Acquiring Person” by acquiring beneficial ownership of 15% or more of Endeavor’s Common Stock, or, in the case of a person who is not a creditor, officer or director of the Company beneficially owned 15% or more of Endeavor’s Common Stock on the date the stockholder rights agreement was executed, by acquiring beneficial ownership of additional shares representing 2% (excluding compensatory arrangements) of Endeavor’s Common Stock then outstanding, or (2) a person commences a tender offer that, if consummated, would result in such person becoming an Acquiring Person. Any stockholder who has not timely filed reports under Sections 13 and 16 of the Securities Act of 1933, as amended, shall not be eligible to participate in the plan.

If a person becomes an Acquiring Person, each right will entitle the holder, other than the Acquiring Person and certain related parties, to purchase a number of shares of Endeavor’s Common Stock with a market value that equals twice the exercise price of the right. The initial exercise price of each right is $.15. If Endeavor is acquired in a merger or similar business combination transaction at any time after a person has become an Acquiring Person, each holder of a right (other than the Acquiring Person and certain related parties) will be entitled to purchase a similar amount of stock of the acquiring entity. At the discretion of the Board of Directors, this may be a cashless exercise whereby shareholders are given preferred shares without requiring cash payment.

The rights will expire on September 3, 2025, unless the rights are earlier redeemed or exchanged.

A copy of the stockholder rights agreement will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.

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About Endeavor IPAbout Endeavor IP, Inc.
Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property. Endeavor is based in New York, NY.
www.enip.com

Forward Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” estimate,” “continue,” “predict,” “demonstrate,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:
Crescendo Communications, LLC
Email: enip@crescendo-ir.com
Tel: (212) 671-1020